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                                                                    Exhibit 23.1
                        Consent of Independent Auditors

The Board of Directors
PlaceWare, Inc.

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                                     /s/ KPMG LLP
Mountain View, California
March 3, 2000